Exhibit 10.22
Community Bank of Tri-Country
Salary Continuation Agreement

FIRST AMENDMENT
TO THE
COMMUNITY BANK OF TRI-COUNTY
SALARY CONTINUATION AGREEMENT
DATED AUGUST 21, 2006
FOR
WILLIAM J. PASENELLI
     THIS FIRST AMENDMENT is adopted this 13th day of April, 2007, by and between Community Bank of Tri-County, a state-chartered commercial bank located in Waldorf, Maryland (the “Company”) and William J. Pasenelli (the “Executive”).
     The Company and the Executive executed the Salary Continuation Agreement on August 21, 2006 effective January 1, 2006 (the “Agreement”).
     The undersigned hereby amend the Agreement for the purpose of changing the Disability and Change in Control benefit amounts. Therefore, the following changes shall be made:
     Section 2.3.1 of the Agreement shall be deleted in its entirety and replaced with the following:
2.3.1	Amount of Benefit. The benefit under this Section 2.3 is the Disability Benefit set forth on Schedule A for the Plan Year ending prior to Separation from Service.
     Section 2.4.1 of the Agreement shall be deleted in its entirety and replaced with the following:
2.4.1	Amount of Benefit. The benefit under this Section 2.4 is the Change in Control Benefit set forth on Schedule A for the Plan Year ending prior to Separation from Service.
     Section 2.4.2 of the Agreement shall be deleted in its entirety and replaced with the following:
2.4.2	Distribution of Benefit. The Company shall distribute the benefit to the Executive in one hundred eighty (180) consecutive monthly installments commencing the first day of the month following Separation from Service.
     Section 2.7 of the Agreement shall be deleted in its entirety and replaced with the following:
2.7	Change in Form or Timing of Distributions. For distribution of benefits under this Article 2, the Executive and the Company may, subject to the terms of Section 8.1, amend the Agreement to delay the timing or change the form of distributions. Any such amendment:

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Community Bank of Tri-Country
Salary Continuation Agreement

(a)	may not accelerate the time or schedule of any distribution, except as provided in Section 409A of the Code and the regulations thereunder;

(b)	must, for benefits distributable under Sections 2.2 and 2.3, be made at least twelve (12) months prior to the first scheduled distribution;

(c)	must, for benefits distributable under Sections 2.1, 2.2, 2.3 and 2.4, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and

(d)	must take effect not less than twelve (12) months after the amendment is made.
     IN WITNESS OF THE ABOVE, the Company and the Executive hereby consent to this First Amendment.

Executive:	Community Bank of Tri-County

/s/ William J. Pasenelli	By	/s/ James M. Burke

William J. Pasenelli		Title	Exec VIce President

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